                                                                    Exhibit 99.8

                          CONSENT TO BE IDENTIFIED AS
                              A PROPOSED DIRECTOR


     I, Richard Stevens, III, Director of First Colonial Group, Inc. and Nazareth National Bank and Trust Company, a national bank, hereby consent to being identified as a proposed director of KNBT Bancorp, Inc. (the "Company") and Keystone Nazareth Bank & Trust Company in the Company's prospectus to be included in a registration statement on Form S-1.


                                        By: /s/  Richard Stevens, III
                                            ------------------------------------
                                            Richard Stevens, III

Dated: June 3, 2003